Exhibit 99.1

Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200

Chico’s FAS, Inc. Announces Appointment of David Pastrana
as President of White House Black Market Brand

Pastrana brings substantial merchandising experience and strong record of successfully growing multi-channel brands

FORT MYERS, Fl., December 14, 2017 -- Chico's FAS, Inc. (NYSE: CHS) today announced that David Pastrana has been appointed president of its White House Black Market brand, effective January 10, 2018. In this role, Mr. Pastrana will oversee all business activities for White House Black Market and will report directly to Shelley Broader, president and chief executive officer of Chico’s FAS. Mr. Pastrana will succeed Donna Colaco who is leaving to pursue other opportunities.

Mr. Pastrana brings to White House Black Market more than a decade of retail experience. Over the course of his career, Mr. Pastrana has held senior leadership positions at Zara, Topshop / Topman and most recently at Sears Holding Corporation, where he served as President of Apparel since 2014. In these roles, Mr. Pastrana has established a distinguished record of driving increased profitable growth through new merchandising and multi-channel initiatives as well as through broad based operational improvements in merchandising, sourcing, marketing, technology, logistics and other operating areas.

“David is a proven leader who complements White House Black Market’s existing leadership, including a new head of design and seasoned merchandising associates,” said Ms. Broader. “Given its differentiated market position and loyal customer base, White House Black Market is uniquely positioned for success. I’m thrilled to welcome David as he focuses the team on a shared vision to create a stronger, more profitable brand and to deliver the elevated style, quality and service our loyal customers expect.”

“I have long admired the White House Black Market brand and am excited to join the team at this pivotal time for the business,” said Mr. Pastrana. “White House Black Market has already begun to make important improvements, including returning to the brand’s core and shifting the assortment focus back to work wear, black and white and work-appropriate dresses. I look forward to partnering with Shelley and the entire White House Black Market team as we continue to strengthen the brand and deliver for our customers.”

Before joining Sears, Mr. Pastrana served as President North America for Topshop / Topman, where he managed the North American retail, wholesale and online businesses and led the commercial, retail, buying, merchandising, HR, finance, technology and operations teams. Prior to Topshop / TopMan, Mr. Pastrana spent eight years at Inditex, including serving as the Managing Director and CEO of Inditex USA, overseeing strategy and financial operations for Zara and Massimo Dutti. Earlier, Mr. Pastrana served as Managing Director for Zara Canada and Western Region Director for Zara USA. He began his career at Inditex in stores and at headquarters in Spain.

ABOUT CHICO’S FAS, INC.
The Company, through its brands - Chico’s, White House Black Market and Soma, is a leading omni-channel specialty retailer of women’s private branded, sophisticated, casual-to-dressy clothing, intimates and complementary accessories.

As of October 28, 2017, the Company operated 1,474 stores in the US and Canada and sold merchandise through franchise locations in Mexico. The Company’s merchandise is also available at www.chicos.com, www.whbm.com and www.soma.com. For more detailed information on Chico’s FAS, Inc., please go to our corporate website at www.chicosfas.com. The information on our corporate website is not, and shall not be deemed to be, a part of this press release or incorporated into our federal securities law filings.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company including plans and initiatives for White House Black Market, or future results or events constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward- looking statements will occur. Investors using forward-looking statements are encouraged to review the Company's latest annual report on Form 10-K, including management’s discussion and analysis included therein, its filings on Form 10-Q, the Company's filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company's business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

Executive Contact:
Julie Lorigan
Vice President - Investor Relations,
Public Relations and Corporate Communications
Chico's FAS, Inc.
(239) 346-4199
julie.lorigan@chicos.com